Exhibit 1



                             Joint Filing Agreement

      This will confirm the agreement as of February 8, 2005 by and among all the undersigned that the Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, $.001 par value per share, of Immunicon Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

      The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

      This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



MDS Capital Corp.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Chief Operating Officer                      Title:  Vice-President -
                                                             Legal and Secretary

MDS Life Sciences Technology Fund
Limited Partnership

By: MDS Life Sciences Technology Fund
(GP) Inc.


By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President                               Title:  Secretary



MDS Life Sciences Technology Fund USA, L.P.

By: MDS Capital USA (GP) Inc.


By: /s/ Gregory Gubitz                               By: /s/ Michael Mueller
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Michael Mueller

Title:  Vice-President                               Title:  President

MDS Life Sciences Technology Barbados
Investment Trust

By:

By: /s/ Gillian Jordan
    ----------------------------
Name:   Gillian Jordan

Title:  Trustee


SC Biotechnology Development Fund LP

By: SC (GP) Inc., its General Partner


By: /s/ John Ackerley                                By: /s/ William Walmsely
    ----------------------------                         -----------------------
Name:   John Ackerley                                Name:  William Walmsley

Title:  Directors of Cardinal                        Title: Director of Cardinal
        Investments Limited                                 Investments Limited
        (Director of SC                                     (Director of SC
        (GP) Inc.)                                          (GP) Inc.)


MDS Life Sciences Technology Fund
(GP) Inc.


By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President                               Title:  Secretary

MDS Capital USA (GP) Inc.


By: /s/ Gregory Gubitz                               By: /s/ Michael Mueller
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Michael Mueller

Title:  Vice-President                               Title:  President


SC (GP) Inc.


By: /s/ John Ackerley                                By: /s/ William Walmsely
    ----------------------------                         -----------------------
Name:   John Ackerley                                Name:  William Walmsley

Title:  Directors of Cardinal                        Title: Director of Cardinal
        Investments Limited                                 Investments Limited
        (Director of SC                                     (Director of SC
        (GP) Inc.)                                          (GP) Inc.)

MDS Capital Management Corp.


By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Chief Operating Officer                      Title:  Vice-President -
                                                             Legal and Secretary